Exhibit 99.2

            Susan B. Railey
            For shareholders and securities brokers
            (301) 255-4740
            James T. Pastore
            For news media
            (202) 546-6451                     FOR IMMEDIATE RELEASE

       CRIIMI MAE Declares Preferred Dividend Payment for 2nd Quarter 2005

     ROCKVILLE, MD, May 4, 2005 - CRIIMI MAE Inc. (NYSE:CMM) today announced that the Board of Directors has declared the second quarter dividend on its Series B Preferred Stock. Holders of record of Series B Preferred Stock on June 17, 2005 will receive $0.68 per share on June 30, 2005.

     CRIIMI MAE Inc. is a  commercial  mortgage  company  structured  as a REIT.
CRIIMI   MAE  owns  and   manages  a   significant   portfolio   of   commercial
mortgage-related assets.

     For further information, shareholders and securities brokers should contact Susan Railey at (301) 255-4740, e-mail srailey@criimi.com, and news media should contact James Pastore, Pastore Communications Group LLC, at (202) 546-6451, e-mail pastore@ix.netcom.com


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